Exhibit 1.1
M&T Bank Corporation
5.375% Senior Notes Due 2012
Underwriting Agreement
New York, New York
May 21, 2007
To the Representatives named in
     Schedule I hereto of the several
     Underwriters named in
     Schedule II hereto
Ladies and Gentlemen:
     M&T Bank Corporation, a corporation organized under the laws of New York (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, $300,000,000 principal amount of its 5.375% Senior Notes due 2012 identified in Schedule I hereto (the “Securities”), to be issued under the Indenture to be dated as of May 24, 2007, between the Company and The Bank of New York, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture to be dated as of May 24, 2007 (the “First Supplemental Indenture”) between the Company and the Trustee (together, the “Indenture”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.
          1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.
     (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such

Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).
     (b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7 hereof.
     (c) (i) The Disclosure Package and (ii) each electronic road show, if any, when taken together as a whole with the Disclosure Package, as of the Execution Time, does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7 hereof.
     (d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.
     (e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
     (f) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereto does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7 hereof.
     (g) Each of the Company and its Significant Subsidiaries (as defined in Rule 1-02(w) of Regulation S-X of the Commission (“Significant Subsidiaries”)) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its Significant Subsidiaries has full power and authority (corporate and other) to own its properties and conduct its business as presently conducted as described in the Disclosure Package and the Final Prospectus and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place in which the Company or such Significant Subsidiary owns or leases property or where the nature of its properties or the conduct of its business otherwise requires such registration or qualification, except where the failure to be so registered or qualified would not have a material adverse effect on the consolidated financial condition or results of operations of the Company.

     (h) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.
     (i) Manufacturers and Traders Trust Company, a banking corporation organized under the laws of the State of New York (“M&T Bank”), is a direct subsidiary of the Company and is an insured depository institution under the provisions of the Federal Deposit Insurance Act, as amended (the “FDI Act”). The deposit accounts at M&T Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”) in accordance with and to the extent provided in the FDI Act and the rules and regulations of the FDIC, and no proceedings for the termination or revocation of such insurance are pending, or, to the knowledge of the Company, threatened.
     (j) All the outstanding shares of capital stock of the each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, all outstanding shares of capital stock of the Significant Subsidiaries (other than M&T Real Estate Trust, a Maryland real estate investment trust (“M&T Real Estate”)) are owned by the Company either directly or through wholly-owned subsidiaries, free and clear of any perfected security interest or any other security interests, liens or encumbrances, other than such security interests, liens, and encumbrances which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the consolidated financial condition or results of operations of the Company. The Company owns all of the outstanding voting shares of capital stock and 88% of the shares of the outstanding preferred stock of M&T Real Estate either directly or through wholly-owned subsidiaries, free and clear of any perfected security interest or any other security interests, liens or encumbrances, other than such security interests, liens, and encumbrances which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the consolidated financial condition or results of operations of the Company.
     (k) The Company has an authorized capitalization as set forth in the Disclosure Package and the Final Prospectus under the headings “Capitalization of M&T” and all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable. The statements set forth in the Registration Statement, Disclosure Package and the Final Prospectus under the caption “Description of the Notes” insofar as they purport to constitute a summary of the terms of the Securities constitute an accurate summary of the matters set forth therein in all material respects.
     (l) This Agreement has been duly authorized, executed and delivered by the Company. The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and, assuming due execution and delivery thereof by the Trustee, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights, the rights of creditors of federally-insured depository institutions, the supervisory and enforcement powers of applicable bank regulatory authorities and general equity principles (whether considered as a proceeding at law or in equity). The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture.
     (m) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus will not be required to register under the Investment Company Act of 1940, as amended.
     (n) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus.
     (o) None of the issuance and sale of the Securities, the execution and delivery of this Agreement and the Indenture or the consummation of the transactions contemplated thereby will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) any statute, law, rule, regulation, order, judgment or decree applicable to the Company or its subsidiaries, or (iii) the terms of any indenture, lease, mortgage, note agreement, loan agreement or other agreement obligation, condition, covenant or instrument by which the Company or any of its subsidiaries, or the property of any of them, is bound, except, in the case of clause (ii) and (iii) above, where such violation, conflict, breach or imposition would not have a material adverse effect upon the consolidated financial condition or results of operations of the Company.
     (p) Except as set forth or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), since the date of the latest financial statements included or incorporated by reference in the in the Disclosure Package and the Final Prospectus, there has not been any material adverse change in the financial condition, business or results of operations of the Company and its subsidiaries on a consolidated basis.
     (q) Other than as set forth or contemplated in the Disclosure Package or the Final Prospectus (exclusive of any amendment or supplement thereto), there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would be reasonably likely individually or in the aggregate, to have a material adverse effect on the consolidated financial position or results of operations of the Company and its subsidiaries; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by any governmental authorities or threatened by others. Neither the Company nor any of its Significant Subsidiaries is party to or otherwise the subject of any consent decree, memorandum of understanding, written commitment or other written supervisory agreement with the Board of Governors of the Federal Reserve System or any other U.S. federal or state authority or agency charged with the supervision or insurance of depository institutions or their holding companies that is required by the Act or Exchange Act to be disclosed in the Disclosure Package or the Final Prospectus (exclusive of any amendment or supplement thereto).
     (r) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package and the Final Prospectus fairly present, in conformity with U.S. generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise expressly stated therein), and will so fairly present, the financial condition of the Company and its subsidiaries on a consolidated basis as of the dates indicated, and the results of operations of the Company and its subsidiaries on a consolidated basis for the periods therein specified.
     (s) Neither the Company nor any Significant Subsidiary is in violation or default of (i) any provision of its charter or bylaws; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Significant Subsidiary or any of its properties, as applicable, except in the case of (ii) and (iii), where such violation, conflict or breach would not have a material adverse effect upon the consolidated financial condition or results of operations of the Company.
     (t) PricewaterhouseCoopers LLP who have certified certain financial statements of the Company and its consolidated subsidiaries are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.
     (u) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (v) The operations of the Company and M&T Bank are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or M&T Bank with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened.
     (w) Neither the Company or M&T Bank nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate (as defined in Rule 501(b) of Regulation D under the Act, an “Affiliate”) of the Company or M&T Bank is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (x) Neither the Company or M&T Bank nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or M&T Bank is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Company and M&T Bank and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance in all material respects with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (y) (i) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act), that (A) are designed to ensure that material information relating to the Company, including M&T Bank and its other consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, particularly during the periods in which the filings made by the Company with the Commission which it may make under Sections 13(a), 13(c) or 15(d) of the Exchange Act are being prepared, (B) have been evaluated for effectiveness as of the Company’s most recently completed fiscal quarter and (C) are effective to perform the functions for which they were established.
     (z) (ii) The Company has established and maintains internal control over financial reporting (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) that (A) provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States and (B) have been evaluated by the management of the Company (including the Company’s Chief

Executive Officer and Chief Financial Officer) for effectiveness as of the end of the Company’s fiscal year ended December 31, 2006. The management of the Company (including the Company’s Chief Executive Officer and Chief Financial Officer) has evaluated any change that has materially affected, or is reasonably likely to affect, the Company’s internal control over financial reporting as of the end of the Company’s recently completed fiscal quarter. In addition, not later than the date of the filing with the Commission of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, each of the Company’s Chief Executive Officer and Chief Financial Officer, has disclosed, based on their most recent evaluation of internal control over financial reporting, to the Company’s accountants and the audit committee of the board of directors of the Company (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company’s internal controls over financial reporting are effective as of the Company’s most recently completed fiscal quarter and the Company is not aware of any material weakness in its internal control over financial reporting.
          Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.
          2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.
          3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
          4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.
          5. Agreements. The Company agrees with the several Underwriters that:

     (a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.
     (b) To prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule IV hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.
     (c) Before amending or supplementing the Disclosure Package or the Final Prospectus, to furnish the Representatives with a copy of each such proposed amendment or supplement and not to make any such proposed amendment or supplement of which the Representatives reasonably disapprove promptly after reasonable notice thereof.
     (d) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.
     (e) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.
     (f) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.
     (g) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.
     (h) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided, that, in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation for doing business in any jurisdiction or to obtain any business license or authorization under any applicable laws or to take any action that would subject it to general or unlimited service of process in any jurisdiction in which it is not now subject, and provided further that the expense of maintaining any such qualification more than one year from the Execution Time shall be at the expense of the Underwriters.
     (i) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show, if used. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
     (j) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto.
     (k) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (l) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary

Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the NASD, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives (other than the Underwriters) in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder which are not otherwise specifically provided for in this Section 5. It is understood, however, that, except as provided in this Section 5 and Sections 7 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees, disbursements and expenses of their counsel and transfer taxes on the resale of any of the Securities by them.
          6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:
     (a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
     (b) The Company shall have furnished to the Representatives an opinion of Wachtell, Lipton, Rosen & Katz, counsel to the Company, dated the Closing Date and addressed to the Representatives, in form and substance set forth on Exhibit A hereto;
     (c) The Company shall have furnished to the Representatives an opinion of Mark W. Yonkman, Esq., Senior Vice President and General Counsel of the Company,

dated the Closing Date and addressed to the Representatives, in form and substance set forth on Exhibit B hereto;
     (d) The Representatives shall have received from Arnold & Porter LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
     (e) The Company shall have furnished to the Representatives a certificate of the Company, signed by any of the Chairman of the Board, a Vice Chairman of the Board, the President or any Executive or Senior Vice President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show, if used, in connection with the offering of the Securities, and this Agreement and that, to the best of his or her knowledge, after reasonable investigation:
     (i) The representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
     (ii) No stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and
     (iii) Except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the financial condition, business or results of operations of the Company and its subsidiaries on a consolidated basis.
     (f) On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives and PricewaterhouseCoopers LLP, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus; provided that the “cut-off” date for each such letter shall no more than five calendar days prior to the date thereof.
     (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any adverse change, or any development involving a prospective adverse change, in or affecting the business or properties of the Company and its subsidiaries on a consolidated basis, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, makes it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).
     (h) The Securities shall have been rated “ A2” by Moody’s Investors Service, “A-” by Standard & Poor’s, a division of The McGraw Hill Companies, Inc., and “A-” by Fitch Ratings, or otherwise rated by at least two “nationally recognized statistical rating organizations” (as defined for purposes of Rule 436(g) under the Act) in one of its four highest categories.
     (i) No downgrading in the rating accorded the Securities or any other debt securities of the Company by any “nationally recognized statistical rating organization” shall have occurred, and there shall not have been any public announcement that any such organization has under surveillance or review their ratings of the Securities or any other debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implications of a possible downgrading, of such rating), if, in any such case, the effect thereof in the reasonable judgment of the Representatives makes it impracticable or inadvisable to proceed with the purchase of the Securities.
     (j) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, documents and certificates as the Representatives may reasonably request.
          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at any time by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 6 shall be delivered at the office of Arnold & Porter LLP, counsel for the Underwriters, at 399 Park Avenue, New York, NY 10022, on the Closing Date.
          7. Indemnification and Contribution.
     (a) The Company agrees to indemnify and hold harmless each Underwriter against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, or any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter, as incurred, for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement as originally filed or in any amendment thereof, the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, or any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for inclusion in the Registration Statement as originally filed or in any amendment thereof, the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, or any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto.
     (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company against any and all losses, claims, damages or liabilities to which the Company may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, or any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives expressly for inclusion in the Registration Statement as originally filed or in any amendment thereof, the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, or any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto. The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting”, (ii) the list of Underwriters and their respective participation in the sale of the Securities, and (iii) the sentences related to concessions and reallowances in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.
     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. In no event shall the indemnifying party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.
     (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party for any reason, then the Company and the Underwriters severally shall contribute to the aggregate amount paid or payable by such indemnified party as a result of any losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is unavailable for any reason, then the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case, as set forth on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties, and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending the same. Notwithstanding the provisions of this subsection (d), (i) in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this subsection (d) to contribute are several in proportion to their respective purchase obligations with respect to the Securities and not joint. For purposes of this Section 7(d), each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).
     (e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each director, officer, employee, Affiliate and agent of each Underwriter and to each person who controls any Underwriter within the meaning of either the Act or the Exchange Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability that any Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director, officer, employee, Affiliate and agent of the Company and to each person who controls the Company within the meaning of either the Act or the Exchange Act.
     (f) The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company and the Underwriters in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of an Underwriter or any person controlling such Underwriter, or by or on behalf of the Company, its directors or officers, any authorized representative of the Company or any person controlling the Company, and (iii) acceptance of and payment for any of the Securities.

          8. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).
          9. Default by an Underwriter. If any one or more Underwriter shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for the Securities (in the respective proportions which the principal amount of Securities set forth opposite their names on Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all remaining Underwriters) which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 10% of the aggregate principal amount of the Securities set forth on Schedule II hereto, the remaining non-defaulting Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all of the Securities, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 5 hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected.
          10. Representations, Warranties and Indemnities to Survive. The respective agreements, indemnities, representations, warranties, and other statements of the Company and of the several Underwriters set forth in or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, or any officer or director or controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities. The provisions of Sections 7 and 11 hereof shall survive the termination or cancellation of this Agreement.

          11. Effect of Termination; Reimbursement of Expenses. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Securities, except as provided in Section 5 and Section 7 hereof; but if for any other reason the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters severally through the Representatives for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, resale and delivery of such Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Securities except as provided in Sections 5 and Section 7 hereof.
          12. Notices. In all dealings hereunder, the Representatives of the Underwriters shall act on behalf of each such Underwriter, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.
     All statements, requests, notices and agreements and other communications hereunder shall be in writing and effective only on receipt, and, if sent to the Representatives, shall be mailed, delivered or telefaxed to (i) Citigroup Global Markets Inc., Attention: General Counsel (fax no.: (212) 816-7912), 388 Greenwich Street, New York, New York, 10013, and (ii) Credit Suisse Securities (USA) LLC, Attention: LCD-IBD, 11 Madison Avenue, New York, New York 10010-3629; or, if sent to the Company, will be mailed, delivered or telefaxed to M&T Bank Corporation, Attention: Mark W. Yonkman, Esq., (Fax No.: (716) 842-5376), One M&T Plaza, Buffalo, New York 14203.
          13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder. No purchaser of any of the Securities from any Underwriter shall be deemed a successor by reason merely of such purchase.
          14. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
          15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

          16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
          17. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
          18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
          19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
          20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
     “Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.
     “Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.
     “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
     “Commission” shall mean the Securities and Exchange Commission.
     “Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(b) hereto, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
     “Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

     “Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.
     “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
     “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
     “Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.
     “Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.
     “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, Rule 433” and “Rule 462” refer to such rules under the Act.
     “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.
     “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.
     “Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.
[Remainder of Page Intentionally Left Blank]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours, M&T BANK CORPORATION
By:	/s/ René F. Jones
	Name:	René F. Jones
	Title:	Executive VP and CFO

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

CITIGROUP GLOBAL MARKETS INC.

By: Name:	/s/ Chandru M. Harjani Chandru M. Harjani
Title:	Vice President

CREDIT SUISSE SECURITIES (USA) LLC

By: Name:	/s/ Sharon Harrison Sharon Harrison
Title:	Director

For themselves and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

SCHEDULE I
Underwriting Agreement dated May 21, 2007
Registration Statement No. 333-122147
Representative(s): Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC
Title, Purchase Price and Description of Securities:
Title: 5.375% Senior Noted due 2012
Principal amount: $300,000,000
Purchase price (include accrued interest or amortization, if any): $299,145,000
Sinking fund provisions: None.
Redemption provisions: None.
Other provisions:
Closing Date, Time and Location: Thursday, May 24, 2007 at 10:00 a.m. at Arnold & Porter LLP, 399 Park Avenue, New York, NY 10022.
Type of Offering: Non-delayed
Date referred to in Section 5(j) after which the Company may offer or sell debt securities issued or guaranteed by the Company without the consent of the Representative(s): May 24, 2007

SCHEDULE II

Principal Amount
of Securities to
Underwriters	be Purchased
Citigroup Global Markets Inc.	$200,000,000
Credit Suisse Securities (USA) LLC	$100,000,000
Total	$300,000,000

SCHEDULE III
Schedule of Free Writing Prospectuses included in the Disclosure Package
•	Pricing Term Sheet, dated May 21, 2007, attached as Schedule IV to this Agreement.

SCHEDULE IV
Filed Pursuant to Rule 433
Registration No. 333-122147
May 21, 2007
PRICING TERM SHEET

Issuer:	M&T Bank Corporation
Security:	5.375% Senior Notes due 2012
Form:	Fully registered global notes
Anticipated Ratings:	“A2” by Moody’s Investors Service, Inc.
“A-” by Fitch Ratings
“A-” by Standard & Poor’s Ratings Services
“A (low)” by Dominion Bond Rating Service
Size:	$300,000,000
Trade Date:	May 21, 2007
Settlement Date:	May 24, 2007 (T+3 days)
Maturity Date:	May 24, 2012
Coupon:	5.375%
Benchmark Treasury:	4.50% due April 30, 2012
Benchmark Treasury Price:	99-02 1/4%
Benchmark Treasury Yield:	4.713%
Spread to Benchmark Treasury:	+ 67 bps
Yield-to-Maturity:	5.383%
Price to Public:	99.965%

Interest Payment Dates:	May 24 and November 24, commencing November 24, 2007. In the event that an Interest Payment Date is not a Business Day, M&T Bank Corporation will pay interest on the next day that is a Business Day

Denomination:	Beneficial interests in the global notes must be held in denominations of $5,000 or any amount in excess thereof which is an integral multiple of $1,000
Governing Law:	New York
Listing:	No listing
CUSIP:	55261FAA2
ISIN:	US55261FAA21
Sole Book-Runner:	Citigroup Global Markets Inc.
Joint Lead Manager:	Credit Suisse Securities (USA) LLC
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll free at 1-877-858-5407 or Credit Suisse Securities (USA) LLC toll free at 1-800-221-1037.

EXHIBIT A
Opinion of Wachtell, Lipton, Rosen & Katz pursuant to Section 6(a) hereof.
     (a) The Registration Statement has become effective under the Act; any required filing of the Base Prospectus, any Preliminary Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued by the Commission, no proceedings for that purpose have been instituted or threatened by the Commission, and the Registration Statement and the Final Prospectus (other than the financial statements and other financial information contained therein, as to which we express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder.
     (b) The Indenture has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights, the rights of creditors of federally-insured depository institutions, the supervisory and enforcement powers of applicable bank regulatory authorities and general equity principles (whether considered as a proceeding at law or in equity).
     (c) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture.
     (d) The documents previously filed pursuant to the Exchange Act and incorporated by reference into the Registration Statement, Disclosure Package and the Final Prospectus (other than the financial statements and other financial information contained therein, as to which we express no opinion) comply as of their respective dates as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder.
     (e) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be required to register under the Investment Company Act of 1940, as amended.
     (f) The statements included or incorporated by reference in any Preliminary Prospectus and the Final Prospectus under the caption “Certain U.S. Federal Income Tax Consequences,” insofar as such statements constitute matters of law, summaries of law or legal conclusions, fairly summarize the matters therein described in all material respects.

     (g) No consent, approval, authorization or order under any federal law or the laws of the State of New York or any consent, approval, authorization of or filing with any federal or New York governmental or regulatory commission, board, body, authority or agency, is required of the Company in connection with the transactions contemplated in the Underwriting Agreement, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus.

EXHIBIT B
Opinion of Mark W. Yonkman, Esq. pursuant to Section 6(b) hereof.
     (a) Each of the Company and its Significant Subsidiaries (as defined in Rule 1-02(w) of Regulation S-X of the Commission (the “Significant Subsidiaries”)) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its Significant Subsidiaries has full power and authority (corporate and other) to own its properties and conduct its business as presently conducted as described in the Disclosure Package and the Final Prospectus and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place in which the Company or such Significant Subsidiary owns or leases property or where the nature of its properties or the conduct of its business otherwise requires such registration or qualification, except where the failure to be so registered or qualified would not have a material adverse effect on the consolidated financial condition or results of operations of the Company.
     (b) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.
     (c) Manufacturers and Traders Trust Company, a banking corporation organized under the laws of the State of New York (“M&T Bank”), is a direct subsidiary of the Company and is an insured depository institution under the provisions of the Federal Deposit Insurance Act, as amended (the “FDI Act”). The deposit accounts at M&T Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”) in accordance with and to the extent provided in the FDI Act and the rules and regulations of the FDIC, and no proceedings for the termination or revocation of such insurance are pending, or, to the knowledge of the Company, threatened.
     (d) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.
     (e) There is no pending or, to my knowledge, threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in any Preliminary Prospectus and the Final Prospectus, and there is no contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.
     (f) All the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, all outstanding shares of capital stock of the Significant Subsidiaries (other than M&T Real Estate Trust, a Maryland real estate investment trust (“M&T Real Estate”) are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance. The Company owns all of the outstanding voting shares of capital stock and 88% of the outstanding preferred stock of M&T Real Estate either directly or through wholly-owned subsidiaries, free and clear of any perfected security interest or any other security interests, liens or encumbrances, other than such security interests, liens, and encumbrances which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the consolidated financial condition or results of operations of the Company.
     (g) The Securities conform to the description thereof contained in the Disclosure Package and the Final Prospectus.
     (h) None of the execution and delivery of the Underwriting Agreement or the Indenture, the issue and sale of the Securities, or the consummation of any other of the transactions contemplated in the Underwriting Agreement nor the fulfillment of the terms thereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, (i) the charter or by-laws of the Company or its subsidiaries, (ii) to my knowledge, after reasonable investigation, the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its or their properties, except, in the case of clause (ii) and (iii) above, where such violation, conflict, breach or imposition would not have a material adverse effect upon the consolidated financial condition or results of operations of the Company.
     (i) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.
     (j) I have no reason to believe that on the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which I express no opinion).
     (k) I have no reason to believe that the Disclosure Package, as amended or supplemented at the Execution Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial information contained therein, as to which I express no opinion).